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             SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                      OF
                             MEDI-JECT CORPORATION

          The following Second Amended and Restated Articles of Incorporation shall supersede and take the place of the existing Amended and Restated Articles of Incorporation and all amendments thereto:

                               ARTICLE 1.  NAME
                               ----------------

             The name of the corporation is Medi-Ject Corporation

                         ARTICLE 2.  REGISTERED OFFICE
                         -----------------------------

          The address of the registered office of the corporation is 1840 Berkshire Lane, Minneapolis, Minnesota 55441.

ARTICLE 3.  AUTHORIZED SHARES
- -----------------------------

1.   Authorized Shares.

          The total number of shares of capital stock which the corporation is authorized to issue shall be 18,000,000 shares, consisting of 17,000,000 shares of common stock, par value $.01 per share ("Common Stock"), and 1,000,000 shares of preferred stock, par value $.01 per share ("Preferred Stock").

2.   Common Stock.

          All shares of Common Stock shall be voting shares and shall be entitled to one vote per share. Subject to any preferential rights of holders of Preferred Stock, holders of Common Stock shall be entitled to receive their pro rata share, based upon the number of shares of Common Stock held by them, of such dividends or other distributions as may be declared by the board of directors from time to time and of any distribution of the assets of the corporation upon its liquidation, dissolution or winding up, whether voluntary or involuntary.

3.   Preferred Stock.

          The board of directors of the corporation is hereby authorized to provide, by resolution or resolutions adopted by such board, for the issuance of Preferred Stock from time to time in one or more classes and/or series, to establish the designation and number of shares of each such class or series, and to fix the relative rights and preferences of the shares of each such class or series, all to the full extent permitted by the Minnesota Business Corporation Act, Section 302A.401, or

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any successor provision. Without limiting the generality of the foregoing, the board of directors is authorized to provide that shares of a class or series of Preferred Stock:

          (a) are entitled to cumulative, partially cumulative or noncumulative dividends or other distributions payable in cash, capital stock or indebtedness of the corporation or other property, at such times and in such amounts as are set forth in the board resolutions establishing such class or series or as are determined in a manner specified in such resolutions;

          (b) are entitled to a preference with respect to payment of dividends over one or more other classes and/or series of capital stock of the corporation;

          (c) are entitled to a preference with respect to any distribution of assets of the corporation upon its liquidation, dissolution or winding up over one or more other classes and/or series of capital stock of the corporation in such amount as is set forth in the board resolutions establishing such class or series or as is determined in a manner specified in such resolutions;

          (d) are redeemable or exchangeable at the option of the corporation and/or on a mandatory basis for cash, capital stock or indebtedness of the corporation or other property, at such times or upon the occurrence of such events, and at such prices, as are set forth in the board resolutions establishing such class or series or as are determined in a manner specified in such resolutions;

          (e) are entitled to the benefits of such sinking fund, if any, as is required to be established by the corporation for the redemption and/or purchase of such shares by the board resolutions establishing such class or series;

          (f) are convertible at the option of the holders thereof into shares of any other class or series of capital stock of the corporation, at such times or upon the occurrence of such events, and upon such terms, as are set forth in the board resolutions establishing such class or series or as are determined in a manner specified in such resolutions;

          (g) are exchangeable at the option of the holders thereof for cash, capital stock or indebtedness of the corporation or other property, at such times or upon the occurrence of such events, and at such prices, as are set forth in the board resolutions establishing such class or series or as are determined in a manner specified in such resolutions;

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          (h)  are entitled to such voting rights, if any, as are specified in the board resolutions establishing such class or series (including, without limiting the generality of the foregoing, the right to elect one or more directors voting alone as a single class or series or together with one or more other classes and/or series of Preferred Stock, if so specified by such board resolutions) at all times or upon the occurrence of specified events; and

          (i) are subject to restrictions on the issuance of additional shares of Preferred Stock of such class or series or of any other class or series, or on the reissuance of shares of Preferred Stock of such class or series or of any other class or series, or on increases or decreases in the number of authorized shares of Preferred Stock of such class or series or of any other class or series.

Without limiting the generality of the foregoing authorizations, any of the rights and preferences of a class or series of Preferred Stock may be made dependent upon facts ascertainable outside the board resolutions establishing such class or series, and may incorporate by reference some or all of the terms of any agreements, contracts or other arrangements entered into by the corporation in connection with the issuance of such class or series, all to the full extent permitted by the Minnesota Business Corporation Act. Unless otherwise specified in the board resolutions establishing a class or series of Preferred Stock, holders of a class or series of Preferred Stock shall not be entitled to cumulate their votes in any election of directors in which they are entitled to vote and shall not be entitled to any preemptive rights to acquire shares of any class or series of capital stock of the corporation.

                       ARTICLE 4.  NO CUMULATIVE VOTING
                       --------------------------------

          There shall be no cumulative voting by the shareholders of the corporation.

                       ARTICLE 5.  NO PREEMPTIVE RIGHTS
                       --------------------------------

          The shareholders of the corporation shall not have any preemptive rights to subscribe for or acquire securities or rights to purchase securities of any class, kind or series of the corporation.


                    ARTICLE 6.  WRITTEN ACTION BY DIRECTORS
                    ---------------------------------------

          An action required or permitted to be taken at a meeting of the board of directors of the corporation may be taken by a written action signed, or counterparts of a written action signed in the aggregate, by all of the directors unless the action need not be approved by the shareholders of the corporation, in which case the

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action may be taken by a written action signed, or counterparts of a written action signed in the aggregate, by the number of directors that would be required to take the same action at a meeting of the board of directors of the corporation at which all of the directors were present.

                        ARTICLE 7.  DIRECTOR LIABILITY
                        ------------------------------

          To the fullest extent permitted by the Minnesota Business Corporation Act as the same exists or may hereafter be amended, a director of this corporation shall not be liable to this corporation or its shareholders for monetary damages for breach of fiduciary duty as a director.

              ARTICLE 8.  DIRECTORS; CERTAIN VOTING REQUIREMENTS
              --------------------------------------------------

     1. Removal. Any or all directors may be removed from office at any time, with or without cause, buy only by the affirmative vote of the holders of at least 70% of the voting power of all of the shares of this corporation entitled to vote in the election of directors; provided, however, that any director appointed by the board of directors to fill a vacancy may also be removed from office at any time, with or without cause, by the affirmative vote of a majority of the remaining directors if the shareholders have not elected such director in the interim between the time of appointment to fill such vacancy and the time of removal. In the event that the board of directors or any one or more of the directors are so removed, new directors may be appointed or elected at the same meeting at which the removal occurs.

     2. Number. The number of directors of the corporation shall be fixed from time to time by either (i) the board of directors pursuant to a resolution adopted by a majority of the entire board of directors or (ii) the affirmative vote of the holders of at least 70% of the voting power of all shares of this corporation entitled to vote generally in the election of directors. No decrease in the number of directors shall shorten the term of any incumbent director.

     3. Amendment. The affirmative vote of the holders of at least 70% of the voting power of all of the shares of this corporation entitled to vote generally in the election of directors shall be required to alter, amend, adopt any provision inconsistent with or repeal this Article 8 or alter, amend, adopt any provision inconsistent with or repeal any Bylaw of this corporation fixing a quorum for meetings of shareholders, prescribing procedures for removing directors of filling vacancies in the board of directors or fixing the number of directors or their classifications, qualifications or terms of office.

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